Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stallion Oilfield Services, Inc.

We have issued our report dated August 25, 2006, accompanying the financial statements of Abbeville Offshore Quarters, Inc., as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, contained on pages F-92 to F-103 of the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated June 9, 2006, accompanying the financial statements of Trail Blazer Hot Shot, Inc., as of and for the years ended December 31, 2005 and 2004, contained on pages F-147 to F-156 to the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174). We consent to the use of the aforementioned reports in the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated April 20, 2006, accompanying the financial statements of GL Trucking and Rental, Inc., as of September 12, 2005 and December 31, 2004, and for the period January 1, 2005 through September 12, 2005 and the year ended December 31, 2004, contained on pages F-157 to F-167 to the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174). We consent to the use of the aforementioned reports in the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated December 20, 2005, accompanying the financial statements of Separation Services, Inc., as of and for the year ended December 31, 2004, contained on pages F-168 to F-177 of the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 19, 2006, accompanying the combined financial statements of Stallion Rentals, L.P. dba Trinity Valley Rentals, as of December 31, 2004 and for the six month periods ended June 30, 2004 and December 31, 2004 of Trinity Valley Rentals, Inc. and Stallion Rentals, L.P., respectively, contained on pages F-178 to F-189 of the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 9, 2006, accompanying the financial statements of Envirotech, Inc. as of and for the year ended December 31, 2004, contained on pages F-190 to F-200 to the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 9, 2006, accompanying the financial statements of Double D Enterprises, Inc., as of and for the year ended December 31, 2004, contained on pages F-201 to F-211 to the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 2 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas

August 22, 2007